POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Charles M. Dauber, hereby constitute and appoint each of John H. Untereker and Joseph F. McGuire, signing singly, the undersigned's true and lawful attorney-in-fact as follows:
1. To prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of
American Electric Technologies, Inc., a Florida corporation (the "Company"),
Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the
Company;
2. To do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or other form or report and timely file such form or report with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and
3. To take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
      The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as the undersigned might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that each of the foregoing attorneys-in-fact in serving in such capacity at the undersigned's request is not assuming, and the Company is not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and any transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 15th day of May, 2007.
 /s/ Charles M. Dauber
 Charles M. Dauber

  Exhibit 24
HOU:2691193.3